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                                Exhibit 23(a)

                         CONSENT OF KPMG PEAT MARWICK
                             INDEPENDENT AUDITORS




The Board of Directors
Trans Financial Bancorp, Inc.:

We consent to the use of our report dated February 28, 1993 on the consolidated financial statements of Trans Financial Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





Louisville, Kentucky
January 10, 1994